Exhibit 10.5

TWITTER, INC.

2011 ACQUISITION OPTION PLAN

As Adopted on May 24, 2011

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 21 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan which do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code. Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply if the Committee so provides.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 16 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 70,000 (as adjusted to reflect the two-for-one stock split approved on May 3, 2011). Shares subject to Options that at any time are cancelled, forfeited, settled in cash, or that expire by their terms will again be available for grant and issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Options granted and outstanding under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (i) the number of Shares reserved for issuance under this Plan and (ii) the Exercise Prices of and number of Shares subject to outstanding Options will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee; and provided, further, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3. ELIGIBILITY. NQSOs (as defined in Section 5 hereof) may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option under this Plan. Incentive Options within the meaning of the Code (“ISOs”) may not be granted under the Plan. No options may be granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”).

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power and discretion to take any action it deems necessary or advisable for administration of the Plan.

4.2 Committee Discretion. Unless in contravention of any express terms of this Plan or an Option, any determination made by the Committee with respect to any Option will be made in its sole discretion either (i) at the time of grant of the Option, or (ii) subject to Section 5.7 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Option under this Plan.

5. OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof, which will be Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an agreement which will expressly identify the Option as an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Optionee) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable immediately but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted. Payment for the Shares purchased must be made in accordance with Section 6 hereof.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Optionee). The Exercise Agreement will state (i) the number of Shares being purchased, (ii) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (iii) such representations and agreements regarding Optionee’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Optionee shall execute and deliver to the Company the Exercise Agreement together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased. An option may not be exercised for a fraction of a share.

5.6 Termination. Subject to earlier termination pursuant to Section 16 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Optionee is Terminated for any reason other than death, Disability or for Cause, then the Optionee may exercise such Optionee’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Optionee, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period after the Termination Date as may be determined by the Committee, but in any event, no later than the expiration date of the Options.

(b) If the Optionee is Terminated because of Optionee’s death or Disability (or the Optionee dies within three (3) months after a Termination other than for Cause), then Optionee’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Optionee on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Optionee (or Optionee’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period after the Termination Date as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Optionee is terminated for Cause, the Optionee may exercise such Optionee’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Optionee’s Options shall expire on such Optionee’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of an Optionee, impair any of such Optionee’s rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of Optionees by giving a written notice to them.

5.8 Information to Optionees. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all Optionees every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the Optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 5.8, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act, with the financial statements being as of a date not more than 180 days before the sale of securities to which it relates.

6. PAYMENT FOR SHARE PURCHASES.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Optionee by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company owed to the Optionee;

(b) by surrender of shares that: (i) either (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Optionee in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c) by tender of a promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that Optionees who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price, as the case may be, equal to the par value of the Shares must be paid in cash or other legal consideration permitted by Delaware General Corporation Law;

(d) by waiver of compensation due or accrued to the Optionee from the Company for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i) through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii) through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the

NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

6.2 Loan Guarantees. The Committee may, in its sole discretion, elect to assist the Optionee in paying for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Optionee.

7. WITHHOLDING TAXES.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Options granted under this Plan, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Options are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements.

7.2 Stock Withholding. When, under applicable tax laws, an Optionee incurs tax liability in connection with the exercise or vesting of any Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that minimum number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

8. PRIVILEGES OF STOCK OWNERSHIP.

8.1 Voting and Dividends. No Optionee will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Optionee. After Shares are issued to the Optionee, the Optionee will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. The Optionee will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased pursuant to Section 10 hereof. To the extent required, the Company will comply with Section 260.140.1 of Title 10 of the California Code of Regulations with respect to the voting rights of Common Stock.

8.2 Financial Statements. The Company will provide financial statements to each Optionee annually during the period such Optionee has Options outstanding, or as otherwise required under Section 260.140.46 of Title 10 of the California Code of Regulations. Notwithstanding the foregoing, the Company will not be required to provide such financial statements to Optionees when issuance of Options is limited to key employees whose services in connection with the Company assure them access to equivalent information.

9. TRANSFERABILITY. Except as permitted by the Committee, Options granted under this Plan, and any interest therein, will not be transferable or assignable by Optionee, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may not be made subject to execution, attachment or similar process. During the lifetime of the Optionee an Option will be exercisable only by the Optionee or Optionee’s legal representative and any elections with respect to an Option may be made only by the Optionee or Optionee’s legal representative. For the avoidance of doubt, the prohibition against assignment and transfer applies to an Option and, prior to exercise, the shares to be issued on exercise of an Option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act.

10. RESTRICTIONS ON SHARES.

10.1 Right of First Refusal. The Company and/or its assignee(s) shall have a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party, unless otherwise not permitted by Section 25102(o) of the California Corporations Code, provided that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act.

10.2 Right of Repurchase. The Company and/or its assignee(s) shall have a right to repurchase Unvested Shares held by an Optionee for cash and/or cancellation of purchase money indebtedness owed to the Company by the Optionee following such Optionee’s Termination at any time within the later of ninety (90) days after the Optionee’s Termination Date and the date the Optionee purchases Shares under the Plan at the Optionee’s Exercise Price, as the case may be.

10.3 Transfer Restrictions.

(a) Restrictions on Transfer; Twenty Percent Limitation. Without limitation of any other restriction on transfer set forth in this Plan, Optionee shall be bound by each of the following restrictions:

(i) No Optionee shall Transfer any Stock (aggregated on a cumulative basis together with all prior Transfers by such Optionee and its Permitted Transferees), in an amount that exceeds the Twenty Percent Limitation. The “Twenty Percent Limitation” as used in this Section 10.3(a) shall mean, for each Optionee, a Transfer (aggregated on a cumulative basis together with all prior Transfers by such Optionee and its Permitted Transferees) of up to an aggregate of twenty-percent (20%) of the Aggregate Stock that has ever been held by such Optionee (counting all shares held prior to the date hereof, now or hereafter, including shares previously or hereafter Transferred by such Optionee or its Permitted Transferees). “Aggregate Stock” means the maximum number of shares of Stock, including securities convertible into, exercisable for and otherwise exchangeable for such shares of Stock and for further clarity, (i) includes all Stock issuable pursuant to outstanding stock options held by such Optionee, (ii) excludes shares of Stock formerly issuable pursuant to options held by such Optionee that have been terminated or cancelled for more than ninety (90) days, and (iii) includes any shares of Stock previously or hereafter Transferred by such Optionee or its Permitted Transferees.

(ii) No Optionee shall Transfer any Stock at any time to any Special Purpose Entity unless sales of Stock to such Special Purpose Entity have been approved by the Company’s Compensation Committee or Board of Directors.

(iii) Each Proposed Transferee shall agree, as a condition to any Transfer of Stock to such Proposed Transferee by any Optionee, to be bound by the restrictions set forth in the form stock transfer agreement provided by the Company as may be amended from time to time in the Company’s discretion, which shall include, among other provisions, a prohibition on subsequent sales of the Company’s securities by the Proposed Transferee until the closing of an IPO or the consummation of a Deemed Liquidation Event (including with respect to the shares of Stock proposed to be purchased by the Proposed Transferee and other securities of the Company held by the Proposed Transferee).

(iv) Each Optionee shall comply with the Company’s Insider Trading Policy as may be adopted or amended from time to time by the Company’s Board of Directors (the “Insider Trading Policy”). To the extent Optionee is not an employee of the Company, such Optionee shall comply with the Company’s Insider Trading Policy in the same manner as if such Optionee were deemed an employee of the Company as defined in the Insider Trading Policy. No Optionee shall Transfer any Stock at any time other than during trading windows as proscribed by the Company from time to time in accordance with the Insider Trading Policy.

(v) No Optionee may list, sell or offer to sell or otherwise trade in Company securities on any private market place or securities exchange, including without limitation on SecondMarket or SharesPost (each, a “Private Market Exchange”), until such time that a court of competent jurisdiction or appropriate regulatory authority has issued a ruling or endorsed the activities of such Private Market Exchange as compliant with applicable securities law to the Company’s reasonable satisfaction.

(vi) Before any Optionee may Transfer any Stock to any person or entity engaged or planning to engage in activities competitive, either directly or indirectly, with the then current and proposed products and services of the Company, or any affiliate of such person or entity, as determined in good faith by the Company’s Board of Directors, such Optionee must obtain the prior written consent of the Company’s Board of Directors, which consent may be withheld in its sole discretion even if to do so would be deemed unreasonable.

(vii) The foregoing restriction on transfer with respect to the Stock shall lapse upon the earlier of (i) immediately prior to the closing of the IPO or (ii) the consummation of a Deemed Liquidation Event.

(viii) To the extent any capitalized terms in this Section 10.3(a) are defined in Section 22 of the Plan, such definitions set forth in Section 22 shall control and govern over any conflicting definitions set forth in other sections of the Plan.

(b) Transferee Obligations. Each person (other than the Company) to whom Stock or Shares are transferred in accordance with Section 10.3(a) or Section 10.3(b), respectively, hereof must, as a condition precedent to the validity of such transfer, be required to acknowledge in writing to the Company that such person is bound by the provisions of this Section 10 to the same extent that such Stock or Shares would be so subject if retained by the Optionee.

11. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

12. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on an Optionee’s Shares set forth in Section 10 hereof, the Committee may require the Optionee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Optionee who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Optionee’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Optionee under the promissory note notwithstanding any pledge of the Optionee’s Shares or other collateral. In connection with any pledge of the Shares, Optionee will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

13. EXCHANGE AND BUYOUT OF OPTIONS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Optionees, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options. The Committee may at any time buy from an Optionee an Option previously granted with payment in cash, shares of Common Stock of the Company (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Optionee may agree.

14. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this plan that do not qualify for exemption under Rule 701 or Section 25102(o) of the California Corporations Code. Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply if the Committee so provides. An Option will not be effective unless such Option is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Option and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

15. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan will confer or be deemed to confer on any Optionee any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without Cause.

16. CORPORATE TRANSACTIONS.

16.1 Assumption or Replacement of Options by Successor or Acquiring Company. In the event of (i) a dissolution or liquidation of the Company, (ii) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a “combination transaction”) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an “Acquiring Stockholder”, as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least fifty percent (50%) of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (iii) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company’s stockholders, any or all outstanding Options may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on all Optionees. In the alternative, the successor or acquiring corporation may substitute equivalent Options or provide substantially similar consideration to Optionees as was provided to stockholders of the Company (after taking into account the existing provisions of the Options). The successor or acquiring corporation may also substitute by issuing, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the Optionee than those which applied to such outstanding Shares immediately prior to such transaction described in this Section 16.1. For purposes of this Section 16.1, an “Acquiring Stockholder” means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction. In the event such successor or acquiring corporation (if any) does not assume, convert, replace or substitute Options, as provided above, pursuant to a transaction described in this Section 16.1, then notwithstanding any other provision in this Plan to the contrary, the vesting of such Options will accelerate in full and the Options will become exercisable as to all of the Shares subject to such Options prior to the consummation of such event at such times and on such conditions as the Committee determines, and to the extent that any of such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

16.2 Other Treatment of Options. Subject to any greater rights granted to Optionees under the foregoing provisions of this Section 16, in the event of the occurrence of any transaction described in Section 16.1 hereof, any outstanding Options will be treated as provided in the applicable agreement or plan of reorganization, merger, consolidation, dissolution, liquidation or sale of assets.

16.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in substitution of such other company’s award or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

17. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to this Plan; provided, however, that no Option shall be exercised prior to the time such Plan has been approved by the stockholders of the Company.

18. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the later of (i) the Effective Date, or (ii) the most recent increase in the number of Shares reserved under Section 2 that was approved by stockholders. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California.

19. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.7 hereof, the Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) of the California Corporations Code or other applicable law. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

20. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Board” means the Board of Directors of the Company.

“Cause” means Termination because of (i) any willful, material violation by the Optionee of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Optionee’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Optionee of a common law fraud, (ii) the Optionee’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Optionee of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Optionee regarding the terms of the Optionee’s service as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company, including without limitation, the willful and continued failure or refusal of the Optionee to perform the material duties required of such Optionee as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Optionee, (iv) Optionee’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Optionee which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Company” means Twitter, Inc., or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in Yahoo.com (or any newspaper or other source as the Board may determine);

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in Yahoo.com (or any newspaper or other source as the Board may determine);

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in Yahoo.com (or any newspaper or other source as the Board may determine); or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5 hereof.

“Optionee” means a person who receives an Option under this Plan.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Plan” means this Twitter, Inc. 2011 Acquisition Option Plan, as amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock $0.0001, par value, reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 16 hereof, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock representing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to an Optionee, that the Optionee has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. An Optionee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days (a) unless reinstatement) upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Optionee on (i) sick leave, (ii) military leave or (iii) an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Option while on leave from the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Stock Option Agreement.

“Vested Shares” means “Vested Shares” as defined in the Stock Option Agreement.

22. DEFINITIONS FOR PURPOSES OF SECTION 10.3(a) OF THE PLAN, INCLUDING THE TWENTY PERCENT LIMITATION. As used in this Plan, with respect to Section 10.3(a), the following terms will have the following meanings:

“Deemed Liquidation Event” shall have the meaning as defined in Section 3.7, Article V of the Restated Certificate of Incorporation of the Company, as such may be amended and/or restated from time to time.

“Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, parents, grandparents, lineal descendents, siblings and lineal descendants of siblings of such Qualified Stockholder.

“IPO” means the first sale of the Company’s Common Stock to the general public pursuant to a registration statement under the Securities Act of 1933, as amended.

“Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder.

“Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Stock: (a) by a Qualified Stockholder to (i) one or more Family Members of such Qualified Stockholder, or (ii) any Permitted Entity of such Qualified Stockholder; or (b) by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (ii) any other Permitted Entity of such Qualified Stockholder; provided, however, that in the case of such Transfer the party to which such shares of Stock are transferred agrees in writing to be bound by the terms of this Plan (including Section 10.3) and any other applicable restrictions on such shares of Stock.

“Permitted Transferee” shall mean a transferee of shares of Stock received in a Transfer that constitutes a Permitted Transfer.

“Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) Family Member or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

“Qualified Stockholder” shall mean (a) any Optionee under this Plan; or (b) any Permitted Transferee.

“Stock” means and includes all shares of Common Stock issued and outstanding at the relevant time plus (a) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (b) all shares of Common Stock that may be issued upon conversion of (i) any convertible securities, including, without limitation, Preferred Stock and debt securities then outstanding that are by their terms then convertible into or exchangeable for Common Stock or (ii) any such convertible securities issuable upon exercise of outstanding options, warrants or other rights that are then exercisable.

“Special Purpose Entity” shall mean an entity that holds or would hold only securities of the Company or has or would have a class or series of security holders with beneficial interests primarily in securities of the Company (including for such purpose an entity that holds cash and/or cash equivalents intended to purchase such securities).

“Transfer” and “Transferred” mean and include any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share of Stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including without limitation, a transfer of a share of Stock to a broker or other nominee (regardless of whether there in a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however that the following shall not be considered a “Transfer”:

(a) the granting of a revocable proxy to officers or directors of the Company at the request of the Company’s Board of Directors in connection with actions to be taken at an annual or special meeting of the stockholders;

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of shares of Stock that (i) is disclosed in writing to the Secretary of the Company, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c) entering into a voting agreement to which the Company is party;

(d) a Permitted Transfer provided, however that the party to which such shares of Stock are transferred agrees in writing to be bound by the terms of this Plan (including Section 12.3) and any other applicable restrictions on such shares of Stock.

A “Transfer” shall also be deemed to have occurred with respect to shares of Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the date hereof, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent (as defined below) of such entity, other than a Transfer to parties that are, as of the date hereof, holders of voting securities of any such entity or Parent of such entity. “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

“Voting Control” shall mean, with respect to a share of Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.